 As filed with the Securities and Exchange Commission on December 8, 1995

Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             EASTMAN KODAK COMPANY
             (Exact name of registrant as specified in its charter)

New Jersey                                      16-0417150
(State or other jurisdiction                    (I.R.S.
employer identification
of incorporation or organization                number)

                  343 STATE STREET, ROCHESTER, NEW YORK
14650
              (Address of principal executive offices) (Zip code)

                             EASTMAN KODAK COMPANY
                    1995 OMNIBUS LONG-TERM COMPENSATION PLAN
                            (Full title of the plan)

                                 JOYCE P. HAAG
                                   Secretary
                             Eastman Kodak Company
                                343 State Street
                           Rochester, New York 14650
                                 (716) 724-4666
           (Name, address, and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                               Proposed
Maximum       Proposed Maximum
Securities to be       Amount to be            Offering
Price         Aggregate Offering   Amount of
Registered             Registered              Per Share (1)
Price                Registration Fee
Common Stock           16,000,000              $67.4375.00
$1,079,000,000  $372,069.00
par value $2.50          shares
   per share

(1) Estimated on the basis of the average of the high and low prices of Kodak
Common Stock reported on the New York Stock Exchange for
December 5,
1995, solely for the purpose of determining the registration fee pursuant to
Rule 457 (c) and (h).

 Approximate date of commencement of the proposed sale of the securities to the public:
     From time to time after the Registration Statement becomes effective.

                                    PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


                 The following information previously filed by Kodak with the
Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

                 Kodak's Form 10-K Annual Report for the
year ended December 31, 1994, as amended by Form 10-K/A dated May 1, 1995.

                 Kodak's Form 10-Q Quarterly Report for the quarter ended March
                 31, 1995.

                 Kodak's Form 10-Q Quarterly Report for the quarter ended June
                 30, 1995.

                 Kodak's Form 10-Q Quarterly Report for the quarter ended
                 September 30, 1995.


                 All documents filed by Kodak with the
Commission pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Description Of Kodak Common Stock

The following is a brief description of Kodak Common Stock.

Dividend Rights

             Each share of Kodak Common Stock ranks equally with all other shares of Kodak Common Stock with respect to dividends. Dividends may be declared by the Board of Directors and paid by Kodak at such times as the Board of Directors determines, all pursuant to the provisions of the New Jersey Business Corporation Act.

Voting Rights

             Each holder of Kodak Common Stock is entitled to one vote per share of such stock held. Kodak Common Stock does not have cumulative voting rights. Holders of Kodak Common Stock are entitled to vote on all matters requiring shareholder approval under New Jersey law and Kodak's Restated Certificate of Incorporation and By-Laws, and to elect the members of the Board of Directors. Directors are divided into three classes, each such class, as nearly as possible, having the same number of directors. At each annual meeting of the shareholders, the directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the shareholders for a term expiring at the third succeeding annual meeting of the shareholders.

Liquidation Rights

          Holders of Kodak Common Stock are entitled on liquidation to receive all assets which remain after payment to creditors and holders of preferred stock.

Preemptive Rights

          Holders of Kodak Common Stock are not entitled to preemptive rights. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments by Kodak with respect to Kodak Common
Stock.


Item 4.  DESCRIPTION OF SECURITIES

                 Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                 The legality of the securities being
offered hereby will be
passed upon by Gary P. Van Graafeiland, Senior Vice
President and General
Counsel of Kodak. Mr. Van Graafeiland owns and has options to purchase Kodak
Common Stock and is eligible to receive awards under the Plan.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Section 14A:3-5 of the New Jersey Business
Corporation Act
empowers a corporation to indemnify its directors, officers, and employees against expenses or liabilities in connection with any proceeding involving such persons by reason of their being such directors, officers, or employees.
Article 6 of Kodak's Restated Certificate of Incorporation and Article 8,
Section 2 of Kodak's by-laws provides for indemnification, to the full extent permitted by law of Kodak's directors, officers, and employees. In addition,
Kodak maintains directors and officers liability insurance insuring its directors and officers against liabilities against which they cannot be indemnified by Kodak.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8.  EXHIBITS

Exhibit
Number                    Exhibit
------                    -------
3(A)             Certificate of Incorporation

3(B)             By-laws, as amended through September 11,
1992

4                Eastman Kodak Company 1995 Omnibus
Long-Term Incentive Plan

5                Opinion of Gary P. Van Graafeiland as to
the legality of the securities registered

24A              Consent of Price Waterhouse LLP,
independent accountants

24B              Consent of Gary P. Van Graafeiland
(included in Exhibit 5 to this Registration Statement)

Item 9.  UNDERTAKINGS

Updating Information

(a)              The undersigned registrant hereby
undertakes:

                 (1)      To file, during any period in
which offers or sales
                          are being made, a post-effective
amendment to this
                          registration statement to include
any material
                          information with respect to the
plan of distribution
                          not previously disclosed in the
registration
                          statement or any material change
to such information
                          in the registration statement;

                 (2)      That, for the purpose of
determining any liability
                          under the Securities Act of 1933,
each such post-
                          effective amendment shall be
deemed to be a new
                          registration statement relating to
the securities
                          offered therein, and the offering
of such securities
                          at that time shall be deemed to be
the initial bona
                          fide offering thereof.

                 (3)      To remove from registration by
means of a
                          post-effective amendment any of
the securities being
                          registered which remain unsold at
the termination of
                          the offering.

(b)              The undersigned registrant hereby
undertakes that, for
                 purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report
                 pursuant to Section 13(a) or Section 15(d) of the Securities
                 Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new
                 registration statement relating to the
securities offered
                 therein, and the offering of such
securities at that time
                 shall be deemed to be the initial bona fide offering thereof.

Indemnification of Certain Persons

                 Insofar as indemnification for liabilities arising under the
                 Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the
                 foregoing provisions, or otherwise, the
registrant has been
                 advised that in the opinion of the

                 Securities and Exchange Commission such
indemnification is
                 against public policy as expressed in the Act and is,
                 therefore, unenforceable.  In the event
that a claim for
                 indemnification against such liabilities
(other than the
                 payment by the registrant of expenses
incurred or paid by a
                 director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or
controlling person in
                 connection with the securities being
registered, the
                 registrant will, unless in the opinion of its counsel the
                 matter has been settled by controlling
precedent, submit to a
                 court of appropriate jurisdiction the
question whether such
                 indemnification by it is against public
policy as expressed in
                 the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the
Securities Act of 1933,
the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 8th day of December, 1995.


EASTMAN KODAK COMPANY


By:      /s/ George M.C. Fisher         By:   /s/ Harry L.
Kavetas
         ----------------------
---------------------
         Chairman of the Board,               Executive Vice
President and Chief
         President and Chief                  Financial
Officer
         Executive Officer                    (Principal
Financial Officer)

By:      /s/ David J. FitzPatrick
         ------------------------
         Controller
         (Principal Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 8, 1995.

Name                       Title
----                       -----

Richard S. Braddock        Director         /s/ Richard S.
Braddock

--------------------------

Martha Layne Collins       Director         /s/ Martha Layne
Collins

----------------------------

Alice F. Emerson           Director         /s/ Alice F.
Emerson

----------------------------

George M.C. Fisher         Director         /s/ George M.C.
Fisher

-----------------------------

Roberto C. Goizueta        Director         /s/ Roberto C.
Goizueta

-------------------------------

Paul E. Gray               Director         /s/ Paul E. Gray

----------------------------

John J. Phelan, Jr.        Director         /s/ John J.
Phelan, Jr.

------------------------------

Wilbur J. Prezzano         Director         /s/ Wilbur J
Prezzano

----------------------------

Leo J. Thomas              Director         /s/ Leo J.
Thomas

------------------------------

Richard A. Zimmerman       Director         /s/ Richard A.
Zimmerman

------------------------

                             EASTMAN KODAK COMPANY
                       REGISTRATION STATEMENT ON FORM S-8
                    1995 OMNIBUS LONG-TERM COMPENSATION PLAN

                               INDEX TO EXHIBITS


Exhibit
Number                                 Exhibit
Location
------                                 -------
--------
3(A)                   Certificate of Incorporation
Incorporated by reference to Annual Report

on Form 10-K for the fiscal year ended

December 25, 1988, Exhibit 3

3(B)                   By-laws, as amended through September
11, 1992           Incorporated by reference to Annual
Report

on Form 10-K for the fiscal year ended

December 31, 1992, Exhibit 3

4                      Eastman Kodak Company 1995 Omnibus
Long-Term             Incorporated by reference to Quarterly
                       Incentive Plan
Report on Form 10-Q for the quarter ended

June 30, 1995.
5                      Opinion of Gary P. Van Graafeiland as
to the
                       legality of the securities registered

*
24(A)                  Consent of Price Waterhouse LLP,
independent
                       accountants

*
24(B)                  Consent of Gary P. Van Graafeiland


Included in Exhibit 5 to this Registration

Statement

*Included as part of the electronic submission of this Registration Statement

                                   EXHIBIT 5



December 8, 1995



Eastman Kodak Company
343 State Street
Rochester, New York 14650

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Eastman
Kodak Company, a New
Jersey corporation ("Kodak").

With respect to the Registration Statement on Form S-8 (the
"Registration
Statement") filed today by Kodak with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended,
16,000,000 shares of common stock, $2.50 par value, of Kodak (the "Shares") to be granted to participants under, or issued upon the exercise of options and stock appreciation rights, or issued in connection with other awards granted under the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan (the
"Plan"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and instruments, and such questions of law, as I have considered necessary or desirable for the purpose of this opinion.

Based on the foregoing, I am of the opinion that the Shares will, when the
Registration Statement has become effective and the Shares have been issued and delivered as contemplated in the Plan, be legally issued, fully paid, and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration
Statement.

                                        Very truly yours,



                                        Gary P. Van
Graafeiland
                                        Senior Vice
President
                                        and General Counsel

                                  EXHIBIT 24A


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated January 30, 1995, appearing on page
18 of Eastman Kodak Company's Annual Report on Form 10-K for the year ended
December 31, 1994, and our report dated April 28, 1995, appearing on Page 3 of Eastman Kodak Company's Amended Annual Report for the year ended December 31, 1994, on Form 10-K/A dated May 1, 1995.



Price Waterhouse LLP
New York, New York
December 8, 1995

December 8, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Eastman Kodak Company Registration Statement on
Form S-8 Relating to
         Securities to be Issued Under the Eastman Kodak
Company 1995 Omnibus
         Long-Term Compensation Plan

Ladies and Gentlemen:

We are filing today by electronic EDGAR transmission Eastman
Kodak Company's
Registration statement on Form S-8 for the Eastman Kodak
Company 1995 Omnibus
Long-Term Compensation Plan. The filing fee of $372,069.00 was transferred on December 8, 1995, to the Commission's account at Mellon Bank in Pittsburgh, Pennsylvania.

Please call the undersigned at 716-724-4368 if you have any questions.

                                        Very truly yours,


                                        EASTMAN KODAK
COMPANY


                                        Joyce P. Haag
                                        Secretary